UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2020

BIONOVATE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-188152	33-1229553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gewerbestrasse 10, Cham, Switzerland	6330
(Address of principal executive offices)	(Zip Code)

Registrant s telephone number, including area code: (280) 231-1606

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2020, Marc Applbaum resigned as a director and as an officer of our company. Mr. Applbaum’s resignation was not the result of a disagreement between Mr. Applbaum and our company on any matter relating to our company's operations, policies or practices. On September, 28 2020, Aleksander Vucak was appointed as a director to replace Mr. Applbaum and he was also appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of our company.

Mr. Vucak, age 48, began his career in private banking at Donner und Reuschel in Germany after graduating. Following his tenure at the bank, Mr. Vucak then founded in 2002 the management consultancy company Comvel which launched his career as an independent entrepreneur. Mr. Vucak founded several of Germany’s best-known travel portals including weg.de, Ferien.de and fly.pl. After his success at building his own companies, Aleksander was brought in to help TUI, the multi-billion-dollar Germany-based multinational, overhaul its operations thanks to a digital transformation that required significant restructuring.

There are no family relationship between Mr. Vucak and any director or executive officer of our company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONOVATE TECHNOLOGIES CORP.

/s/ Aleksander Vucak
Aleksander Vucak
President

Date: October 6, 2020

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